UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 13, 2021

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis,	Indiana	46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, the Board of Directors of Eli Lilly and Company (the “Company”) elected Gabrielle Sulzberger as a new member of the class of 2021, effective January 25, 2021. The size of the Board of Directors was increased to fourteen, effective January 25, 2021, in connection with the election of Ms. Sulzberger.

Ms. Sulzberger, age 60, is a strategic advisor to Two Sigma Impact (“Two Sigma”), a New York based private equity firm. Prior to joining Two Sigma, from 2005 to 2018, Ms. Sulzberger was a General Partner of Rustic Canyon/Fontis Partners L.P., a private equity fund based in Pasadena, California focused on socially responsible investing. Ms. Sulzberger has previously served as principal of several private equity funds over her 30-year career in financial services, as well as chief financial officer of several public and private companies.

Ms. Sulzberger is currently a member of the Boards of Directors of MasterCard Incorporated, Brixmor Property Group Inc., Cerevel Therapeutics Holdings, Inc., and several other private companies and philanthropic organizations. She has previously served on the Boards of Directors of Whole Foods Market, Inc., Teva Pharmaceutical Industries Limited, and Bright Horizons Family Solutions, among others.

Ms. Sulzberger holds a Bachelor of Arts degree from the Woodrow Wilson School of Princeton University, a Master of Business Administration from Harvard Business School, and a Juris Doctor from Harvard Law School.

Ms. Sulzberger will serve on the Audit Committee and the Ethics and Compliance Committee. Ms. Sulzberger will stand for election by the Company’s shareholders at the Company’s annual meeting of shareholders scheduled to be held on May 3, 2021. The Board of Directors has determined that Ms. Sulzberger is independent under applicable standards of the New York Stock Exchange and the Company’s director independence guidelines, as well as the rules of the Securities and Exchange Commission for independence required for audit committees.

There are no arrangements or understandings between Ms. Sulzberger and any person pursuant to which she was selected as a director. Ms. Sulzberger is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Ms. Sulzberger will participate in the Company’s standard director compensation program as described in the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on March 20, 2020.

On January 14, 2021, the Company issued a press release announcing Ms. Sulzberger’s appointment to the Board of Directors. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Eli Lilly and Company, dated January 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Anat Hakim
Name:	Anat Hakim
Title:	Senior Vice President, General Counsel and Secretary
Date:	January 14, 2021